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                                                                EXHIBIT 10.5


                               [ILFC LETTERHEAD]



January 14, 1997


Mr. William E. Lindsey
Chairman
INTERNATIONAL AIRCRAFT INVESTORS
3655 Torrance Boulevard, Suite 410
Torrance, California 90503

Dear Bill:

In consideration of our long and mutually beneficial relationship, this will confirm that International Lease Finance Corporation (ILFC) will assist International Aircraft Investors (IAI) in evaluating marketing trends and potential aircraft lessees as well as provide, on a worldwide basis, its aircraft and airline expertise, to assist IAI in the releasing and reselling of its aircraft.


Sincerely,


INTERNATIONAL LEASE FINANCE CORPORATION


/s/ ALAN H. LUND
--------------------------
Alan H. Lund
Executive Vice President
Chief Financial Officer &
Co-Chief Operating Officer